Exhibit 10.1

MEMORANDUM

TERMS AND CONDITIONS OF STOCK OPTIONS - GLOBAL
CLASS 1 COMMON STOCK

Name of Participant:

Grant Date:

Number of Options Granted:

Exercise Price:

Dates Options become exercisable:

•     1st anniversary of the Grant Date: 25% of the Shares subject to the Options (“Option Shares”)
•     2nd anniversary of the Grant Date: 25% of Option Shares
•     3rd anniversary of the Grant Date: 25% of Option Shares
•     4th anniversary of the Grant Date: remaining balance of Option Shares

Earliest Retirement Date: (pursuant to Section 3(a))	The first November 1st that is at least six months following the Grant Date

Termination Date:

The Constellation Brands, Inc. Long-Term Stock Incentive Plan, Amended and Restated as of July 18, 2017 (the “Plan”), enables Constellation Brands, Inc. (the “Company”) to grant stock options to purchase Class 1 Common Stock, par value US$0.01 per share, of the Company (a “Share” or the “Shares”) to employees and non-employee directors of the Company or any of its Subsidiaries (as defined in the Plan) (each, when granted a stock option, a “Participant”). The stock options represented by this Memorandum, the accompanying award letter and any Appendix (respectively, the “Options”, the Memorandum, the accompanying award letter and any Appendix, together, the “Agreement”) are subject to all of the terms and conditions contained in the Agreement.

Options Class 1

1.
Term of Options. The Options hereby granted on the Grant Date (as set forth on the first page of this Agreement) to purchase up to the Number of Options Granted (as set forth on the first page of this Agreement) will terminate and expire, to the extent not previously exercised, at 5:00 p.m. U.S. Eastern Time on the Termination Date (as set forth on the first page of this Agreement), or such earlier date upon which the Options, or portion thereof, terminate or expire pursuant to the terms of the Agreement or the Plan (the “Expiration Date”).

2.	Exercise of Options.

(a)The Options may be exercised, in whole or in part at any time prior to the Expiration Date, according to the percentages and exercise dates (as set forth on the first page of this Agreement) and subject to earlier exercisability as provided in Section 3. No Options may be exercisable after the Expiration Date.

(b)The Participant can exercise Options by complying with the provisions of the Plan and by following instructions provided in materials distributed by the Company. The Exercise Price (as set forth on the first page of this Agreement), for the number of Option Shares being purchased and any related withholding tax obligations may be paid by the Participant by (i) delivery of cash, money order or a certified or cashier’s check; (ii) tendering previously acquired Shares or shares of Class A Common Stock, par value US$0.01 per share, of the Company (“Class A Shares”), as provided for in the Plan; (iii) delivery of a conversion notice or other conversion instructions acceptable to the Company irrevocably electing to convert a sufficient number of Shares received under the Option into Class A Shares (“Conversion Shares”) together with delivery of irrevocable instructions to a broker or other agent acceptable to the Company to promptly sell the Conversion Shares received under the Option and to deliver to the Company the appropriate amount of proceeds; and/or (iv) any other payment method that is established by the Company (which payment method may be restricted or eliminated from time to time by the Company, in its sole discretion).

(c)The Company or the Participant’s Employer (as defined in Section 4 below) will, without transfer or issue tax to the Participant, issue and cause to be delivered to the Participant the number of Option Shares purchased as soon as reasonably practicable after the Participant has appropriately exercised any Options. The Company is not required to issue Shares to the Participant until all obligations to withhold taxes have been resolved to the satisfaction of the Company or the Employer.

3.
Clawback. Notwithstanding any provision to the contrary, any “clawback” or “recoupment” policy required under applicable law or provided for under Company policy shall automatically apply to this Award.

4.	Termination of Relationship.

(a)Acceleration upon Termination of Relationship. Subject to Section 4(d) below, if a Participant ceases to be employed by the Company or its Subsidiaries (the “Employer”) for reasons of Disability (as defined below) or death, all the unvested Option Shares shall become immediately vested and exercisable on the date of Disability or date of death.

(i)“Disability” means a disability as defined under Treasury regulation section 1.409A-3(i)(4)(i)(A) which generally means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

Options Class 1

(b)Continued Vesting upon Termination of Relationship. Subject to Section 4(d), if a Participant ceases to be employed by the Company or its Subsidiaries (the “Employer”) for reasons of Retirement (as defined below) at any time on or after the Earliest Retirement Date (as set forth on the first page of this Agreement), all the unvested Option Shares shall continue to vest and become exercisable according to the percentages and exercise dates (as set forth on the first page of this Agreement) For purposes of the Agreement:

(i)“Retirement” means the Participant ceases to be employed by the Company and its Subsidiaries for any reason other than Cause, death or disability (including but not limited to a Disability) on or after the date the Participant attains Retirement Eligibility with respect to this Award;

(ii)“Retirement Eligibility” with respect to this Award means a Participant attaining age sixty (60) and completing five (5) Full Years of continuous employment with the Company and its Subsidiaries; and

(iii)“Full Year” means a twelve-month period beginning on the date of the Participant’s commencement of service for the Company or a Subsidiary and each anniversary thereof.

The Participant’s continuous employment with the Company and its Subsidiaries shall be determined by the Committee in its sole discretion.

(c)Duration of Exercise Following Termination of Relationship. Subject to Section 4(d) below, Options which have vested prior to the date that the Participant ceases to be employed by the Company or its Subsidiaries may be exercised as follows:

(i)within ninety (90) days after the date on which the Participant ceases to be employed by the Company or its Subsidiaries (the date on which the Participant ceases to be employed by the Company or its Subsidiaries is referred to as the “Termination of Service Date”), except as otherwise provided in Subsections 4(c) (ii), (iii) and (iv) below;

(ii)if the Participant ceases to be employed by the Company or its Subsidiaries as a result of the Participant’s Retirement, within any time prior to the Expiration Date (as set forth on the first page of this agreement);

(iii)if the Participant ceases to be employed by the Company or its Subsidiaries as a result of a Disability, within three (3) years after the date of Disability; or

(iv)if the Participant ceases to be employed by the Company or its Subsidiaries as a result of death, within three (3) years after the date of death by the Participant’s designated beneficiary, legal representative or permitted transferee.

(d)Limitations on Exercise.

(i)The time periods set forth in Section 4(c) above are subject to the restriction that Options may not be exercised after their Expiration Date.

(ii)The time periods set forth in Section 4(c) are also subject to the restriction that no Option may be exercised by any person if the Participant (A) is, or at any time after the Grant Date (as set forth on the first page of this Agreement) has violated the Restrictive Covenants set forth in Section 5, or (B) has been terminated by the Company or its Subsidiaries for Cause, as defined in the Agreement.

(iii)Except as otherwise provided by the Committee or by an employment agreement between the Participant and the Company or its Subsidiaries, (A) the only Options that may be exercised

Options Class 1

after the Termination of Service Date (as applicable, the “Event Date”) are those Options that were exercisable by the Participant on the Event Date; and (B) any Options which are not exercisable on the Event Date will automatically terminate on the Event Date.

(iv)Any Options which are exercisable on the Event Date, but which are not exercised within the applicable period specified in Section 4(c) above, will automatically terminate at the end of that applicable period.

(v)The Participant ceases to be employed with the Company or its Subsidiaries on the date that the entity employing the Participant ceases to be a Subsidiary, or, if earlier, the later of (A) the date that is the last day of any statutory notice of termination period applicable to the Participant pursuant to applicable employment standards legislation (but only if the Participant is entitled to such a notice under applicable employment standards legislation), and (B) the date that is designated by the Company or any Subsidiary as the last day of the Participant’s employment with the Company or any Subsidiary, and the date that the Participant ceases to be employed by the Company or its Subsidiaries specifically does not mean the date on which any period of reasonable notice that the Company or any Subsidiary may be required at law to provide to the Participant expires.

(vi)Unless otherwise determined by the Committee, an authorized leave of absence pursuant to a written agreement or other leave entitling the Participant to reemployment in a comparable position by law or Rule shall not constitute a termination of employment for purposes of the Plan unless the Participant does not return at or before the end of the authorized leave or within the period for which re-employment is guaranteed by law or Rule.

(e)Change in Control. If the successor or purchaser in the Change in Control has assumed the Company’s obligations with respect to the Options or provided a substitute award as contemplated by Section 22 of the Plan and, within 24 months following the occurrence of the Change in Control, the Participant's employment is terminated without Cause or Participant terminates employment for Good Reason, the Options or such substitute award shall become fully vested and exercisable with respect to all Option Shares covered by the Options as of the time immediately prior to such termination of employment and, the Options shall become exercisable by the Participant for ninety (90) days following such termination.

5.	Restrictive Covenants.

(a)The Participant agrees that (i) during the period of employment with the Company and/or its Subsidiaries (and its successors) (“Constellation” for purpose of this Section 5) and (ii) during any period of continued vesting following Retirement in accordance with Section 4(b), the Participant will not, without the written consent of the Company, seek or obtain a position with a Competitor (as defined below) in which the Participant will use or is likely to use any confidential information or trade secrets of Constellation, or in which the Participant has duties for such Competitor that involve Competitive Services (as defined below) and that are the same or similar to those services actually performed by the Participant for Constellation. The parties agree that the Participant may continue service on any boards of directors on which he is serving while employed by Constellation. If Participant’s employment is terminated by the Participant for Good Reason or by Constellation for any reason other than Cause, then the Company will not unreasonably withhold such consent provided the Company receives information and assurances, satisfactory to the Company, regarding the Participant’s new position.

(b)The Participant understands and agrees that the relationship between Constellation and each of their respective employees constitutes a valuable asset of Constellation and may not be converted to the Participant’s own use. Accordingly, the Participant hereby agrees that (i) during the period of employment with Constellation and (ii) during any period of continued vesting following Retirement in accordance with Section 4(b), the Participant shall not directly or indirectly, on his own behalf or on

Options Class 1

behalf of another person, solicit or induce any employee to terminate his or her employment relationship with Constellation or to enter into employment with another person. The foregoing shall not apply to employees who respond to solicitations of employment directed to the general public or who seek employment at their own initiative.

For the purposes of this Section 5, “Competitive Services” means the provision of goods or services that are competitive with any goods or services offered by Constellation including, but not limited to manufacturing, importing, exporting, distributing or selling wine, beer, liquor or other alcoholic beverages in the United States, Canada, New Zealand, Italy and/or Mexico. The parties acknowledge that Constellation may from time to time during the term of this Agreement change or increase the line of goods or services it provides and its geographic markets, and Participant agrees that this provision shall be deemed to be amended from time to time to include such different or additional goods, services, and geographic markets to the definition of “Competitive Services” for purposes of this Section 5. “Competitor” means any individual or any entity or enterprise engaged, wholly or in part, in Competitive Services.

(c)The Participant agrees that, due to his position of trust and confidence, the restrictions contained in this Section 5 are reasonable, and the equity compensation conferred on him in this Agreement is adequate consideration, and, since the nature of Constellation’s collective business is international in scope, the geographic restriction herein is reasonable.

(d)The Participant acknowledges that a breach of this Section 5 will cause irreparable injury and damage, which cannot be reasonably or adequately compensated by money damages. Accordingly, the Participant acknowledges that the remedies of injunction and specific performance shall be available in the event of such a breach, and the Company shall be entitled to money damages, costs and attorneys’ fees, and other legal or equitable remedies, including an injunction pending trial, without the posting of bond or other security. Any period of restriction set forth in this Section 5 shall be extended for a period of time equal to the duration of any breach or violation thereof.

(e)In the event of the Participant’s breach of this Section 5, in addition to the injunctive relief described above, all unexercised Options held by the Participant shall immediately forfeit on the date which the Participant breaches this Section unless terminated sooner by operation of another term or condition of this Agreement or the Plan, and any gain realized by the Participant from the vesting and exercise of all or a portion of the Options shall be paid by the Participant to the Company.

(f)In the event that any provision of this Section 5 is held to be in any respect an unreasonable restriction, then the court so holding may modify the terms thereof, including the period of time during which it operates or the geographic area to which it applies, or effect any other change to the extent necessary to render this Section 5 enforceable, it being acknowledged by the parties that the representations and covenants set forth herein are of the essence of this Agreement. Notwithstanding anything in this Agreement to the contrary, the post-employment restrictive covenants described in this Section above will not apply to this Award to the extent required under California law.

(g)Trade Secrets and Confidential Information. The Participant agrees that unless duly authorized in writing by the Company, he will neither during his employment by Constellation nor at any time thereafter divulge or use in connection with any business activity other than that of Constellation any trade secrets or confidential information first acquired by the Participant during and by virtue of employment with Constellation. Notwithstanding the foregoing, nothing in this Agreement prohibits Participant from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Securities and Exchange Commission, or making other disclosures that are protected under the whistleblower protections of federal law or regulation.

6.	Type of Options. The Options are Non-Qualified Stock Options granted pursuant to Section 5 of the Plan.

Options Class 1

7.
No Transfer of Options. Unless transferability is authorized by the Option grant or otherwise permitted by the Committee, Options are not transferable by the Participant other than (a) by will or the laws of descent and distribution, or (b) pursuant to a domestic relations order. Because of laws affecting the transferability of the Option Shares, the Participant should understand the securities laws and other implications of any transfer of Options. Any attempt at assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon such Option, shall be null and void and without effect.

8.
Adjustments for Certain Events. The number and kind of unexercised Options and the Exercise Price of such Options are subject to adjustment in the event that certain transactions are taken by the Company which affect the Company’s capital stock.

9.
Address for Notices. All notices to the Company shall be in writing and sent to the Company’s General Counsel at the Company’s corporate headquarters. Notices to the Participant shall be addressed to the Participant at the address as from time to time reflected in the Company’s employment records as the Participant’s address.

10.
Transferability of Shares. Following exercise of the Option and issuance of Shares, in the event the Company permits the Participant to arrange for sale of Shares through a broker or another designated agent of the Company, the Participant acknowledges and agrees that the Company may block any such sale and/or cancel any order to sell placed by the Participant, in each case if the Participant is not then permitted under the Company’s insider trading policy to engage in transactions with respect to securities of the Company. If the Committee determines that the ability of the Participant to sell or transfer Shares is restricted, then the Company may place a restrictive legend or stop transfer notation on any certificate that may be issued to represent such Shares or on its books with respect to such Shares. If a legend or stop transfer notation is placed on any certificate or the Company’s books with respect to the Participant’s Shares, the Participant may only sell such Shares in compliance with such legend or notation.

11.
Binding Agreement. Subject to the limitation on the transferability of this Award contained herein, the Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12.
Plan Governs. The Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of the Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

13.
Governing Law. The Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, United States of America, regardless of the law that might be applied under principles of conflict of laws.

14.	Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of the Agreement.

15.
Severability. In the event that any provision in the Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of the Agreement.

16.
Modifications to the Agreement. The Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing the Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to the Agreement can be made only in an express written contract executed by a duly authorized officer of the Parent.

Options Class 1

17.
Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received a right to an equity-based award under the Plan, and has received, read, and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.

18.
Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Options (whether vested or unvested) unless and until such Options are exercised and the corresponding Shares are issued. After such issuance, the Participant shall have the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, if any.

19.
Applicable Times and Dates. All references to times and dates in the Plan and in documents relating to the Plan refer, respectively, to Eastern Standard Time (or Eastern Daylight Savings Time, as appropriate) in the United States of America and to dates in New York State based on such Eastern Standard Time (or Eastern Daylight Savings Time, as appropriate).

20.
Responsibility for Taxes. Regardless of any action the Company or any of its Subsidiaries takes with respect to any or all income tax, social insurance or social security, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or any of its Subsidiaries, if any. The Participant further acknowledges that the Company and/or its Subsidiaries (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect to the Options, including, but not limited to, the grant, vesting or exercise of the Options, the issuance of Shares upon exercise of the Options, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of any Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Participant acknowledges that Company and/or its Subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

21.
Withholding. The Participant agrees as a condition of his or her participation in the Plan to make arrangements satisfactory to the Company or any of its Subsidiaries (including the Employer) to enable it to satisfy all withholding, payment and/or collection requirements associated with the satisfaction of the Tax-Related Items. The withholding obligation shall be satisfied in a manner acceptable to the Company in its sole discretion and may include the following methods:

(a)by surrender to the Company by attestation to the ownership of Shares already owned that would satisfy the withholding amount, or by having the Company retain a portion of the Shares otherwise issuable upon exercise of the Option, or

(b)by the Company or the Employer withholding all applicable amounts from the Participant’s wages or other cash compensation due to the Participant, in accordance with any requirements under the laws, rules, and regulations of the country of which the Participant is a resident (“Local Law”), or

(c)by delivery of a conversion notice or other conversion instructions acceptable to the Company irrevocably electing to convert a sufficient number of Shares received under the Option into Conversion Shares together with delivery of irrevocable instructions to a broker or other agent acceptable to the Company to promptly sell the Conversion Shares received under the Option and to deliver to the Company the appropriate amount of proceeds to satisfy the withholding requirements.

Options Class 1

To avoid negative accounting treatment, the Company and/or its Subsidiaries may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates (but not in excess of the maximum amount permitted for tax withholding under applicable law). Furthermore, the Participant agrees to pay the Company or the Employer any amount the Company or the Employer may be required to withhold, collect or pay as a result of the Participant’s participation in the Plan or that cannot be satisfied by deduction from the Participant’s wages or other cash compensation paid to the Participant by the Company or the Employer or sale of the Shares acquired under the Plan. The Participant acknowledges that he or she may not participate in the Plan unless the tax withholding, payment and/or collection obligations of the Company or the Employer are satisfied.

22.
Compliance with Laws and Regulations; General Restrictions on Delivery of Shares. The Participant understands that the exercise of the Options under the Plan and the issuance, transfer, assignment, sale, or other dealings of the Shares shall be subject to compliance by the Company (or any Subsidiary) and the Participant with all applicable requirements under the laws, rules, and regulations of the country of which the Participant is a resident. Furthermore, the Participant agrees that he or she will not acquire Shares pursuant to the Plan except in compliance with Local Law.

The Company shall not be required to transfer or deliver any Shares or dividends or distributions relating to such Shares until it has been furnished with such opinions, representations or other documents as it may deem necessary or desirable, in its discretion, to ensure compliance with any law or Rules of the Securities and Exchange Commission or any other governmental authority having jurisdiction under the Plan or over the Company, the Participant, or the Shares or any interests therein. The Award of Options evidenced by the Agreement is also subject to the condition that, if at any time the Committee administering the Plan shall determine, in its discretion, that the listing, registration or qualification of the Shares (or any capital stock distributed with respect thereto) upon the New York Stock Exchange (or any other securities exchange or trading market) or under any United States state or Federal law or other applicable Rule, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Award of Options evidenced by the Agreement or the issuance, transfer or delivery of the Shares (or the payment of any dividends or other distributions related to the Shares), the Company shall not be required to transfer or deliver any Shares or dividends or distributions relating to such Shares unless such listing, registration, qualification, consent or approval shall have been effected or obtained to the complete satisfaction of the Committee and free of any conditions not acceptable to the Committee.

23.
Authorization to Release and Transfer Necessary Personal Information. The Participant hereby explicitly and unambiguously consents to the collection, use, processing, and transfer, in electronic or other form, of his or her personal data by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Subsidiaries may hold certain personal information about the Participant including, but not limited to, the Participant’s name, home address, email address, and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Options and/or Option Shares held and the details of all Options or any other entitlement to Shares awarded, exercised, cancelled, vested, unvested or outstanding for the purpose of implementing, administering and managing the Participant’s participation in the Plan (the “Data”). The Participant understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that any recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the

Options Class 1

Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of Options under the Plan or with whom Shares acquired pursuant to the exercise of the Options or cash from the sale of such Shares may be deposited. Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company or its Subsidiaries or to any third parties is necessary for his or her participation in the Plan. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting his or her local human resources representative in writing. The Participant further acknowledges that withdrawal of consent may affect his or her ability to vest in or realize benefits from the Options, and his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

Finally, upon request of the Company or the Employer, the Participant agrees to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) to the Company and/or the Employer that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering the Participant’s participation in the Plan in compliance with the data privacy laws in the Participant’s country, either now or in the future. The Participant understands and agrees that the Participant will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or the Employer.

24.	Acknowledgments. The Participant acknowledges and agrees to the following:

(a)The Plan is discretionary in nature and the Committee may amend, suspend, or terminate it at any time.

(b)The grant of the Options is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of the Options even if the Options have been granted repeatedly in the past.

(c)All determinations with respect to such future Options, if any, including but not limited to, the times when the Options shall be granted or when the Options shall vest, will be at the sole discretion of the Committee.

(d)The Participant’s participation in the Plan is voluntary.

(e)The future value of the Shares is unknown and cannot be predicted with certainty.

(f)No claim or entitlement to compensation or damages arises from the termination or forfeiture of the Award, termination of the Plan, or diminution in value of the Options or Shares and the Participant irrevocably releases the Company and its Subsidiaries from any such claim that may arise.

(g)Neither the Plan nor the Options shall be construed to create an employment relationship where any employment relationship did not otherwise already exist.

(h)Nothing in the Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or the Subsidiary, which are hereby expressly reserved, to terminate the employment of the Participant under applicable law.

Options Class 1

(i)The transfer of the employment of the Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of service.

(j)Nothing herein contained shall affect the Participant’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other Participant welfare plan or program of the Company or any Subsidiary.

(k)The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(l)In addition, the following provisions apply if the Participant is providing services outside of the United States:

(i)The value of the Options is an extraordinary item of compensation, which is outside the scope of the Participant’s employment contract (if any), except as may otherwise be explicitly provided in the Participant’s employment contract (if any).

(ii)The Options are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service, or similar payments, or bonuses, long-service awards, pension or retirement benefits.

(iii)The Participant acknowledges and agrees that neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Options or of any amounts due to the Participant pursuant to the settlement of the Options or the subsequent sale of any Shares acquired upon settlement.

(iv)The Company reserves the right to impose other requirements on participation in the Plan, on the Options and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with Local Law or facilitate the administration of the Plan, and to require the Participants to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

25.
No Listing of Option Shares; Conversion. The Company has not listed the Option Shares for trading on the New York Stock Exchange and does not intend to effect such a listing. Pursuant to the Certificate of Incorporation of the Company, Option Shares may be converted into Class A Shares, but only if the Class A Shares received upon the conversion are sold or transferred immediately following the conversion in a market transaction or qualifying private transaction as such terms are defined in the Company’s Certificate of Incorporation. The Class A Shares into which Option Shares may be converted have been or will, prior to issuance, be listed for trading on the New York Stock Exchange.

26.
Electronic Delivery and Execution. The Participant hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, plan documents, prospectus and prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other Award made or offered under the Plan. The Participant understands that, unless revoked by the Participant by giving written notice to the Company pursuant to the Plan, this consent will be effective for the duration of the Agreement. The Participant also understands that he or she will have the right at any time to request that the Company deliver written copies of any and all materials referred to above. The Participant hereby consents to any and all procedures the Company has established or may establish for

Options Class 1

an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agree that his or her electronic signature is the same as, and will have the same force and effect as, his or her manual signature. The Participant consents and agrees that any such procedures and delivery may be affected by a third party engaged by the Company to provide administrative services related to the Plan.

27.
English Language. The Participant acknowledges and agrees that it is the Participant’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Plan be drawn up in English. If the Participant receives this Agreement, the Plan or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

28.
Appendix. Notwithstanding any provision of the Agreement to the contrary, this Option grant and the Shares acquired under the Plan shall be subject to any and all special terms and provisions as set forth in the Appendix, if any, for the Participant’s country of residence.

29.
Code Section 409A. The Options are intended to be exempt from Section 409A and, accordingly, the terms of the Agreement shall be construed to preserve such exemption. To the extent that the Options granted under the Agreement are subject to the requirements of Section 409A, the Agreement shall be interpreted and administered in accordance with the intent that the Participant not be subject to tax under Section 409A. Neither the Company nor any of its Subsidiaries shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of participation in the Plan, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect the Participant from the obligation to pay any taxes pursuant to Section 409A, unless otherwise specified.

BY MY ELECTRONIC ELECTION TO ACCEPT THE GRANT OF OPTIONS (WHICH SERVES AS MY ELECTRONIC SIGNATURE OF THE AGREEMENT), I AGREE THAT MY PARTICIPATION IN THE PLAN IS GOVERNED BY THE PROVISIONS OF THE PLAN AND THE AGREEMENT.

Options Class 1

APPENDIX

MEXICO
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1.    Use of English Language. The parties acknowledge that it is their express wish that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.  As a convenience, the award agreement and other documents have been translated into Spanish.   If the meaning of the translated version of any document or text is different than the English version, the English version will control. Uso del idioma inglés. Las partes señalan que es su expreso deseo que el presente acuerdo, así como todos los documentos, comunicaciones y procedimientos judiciales en los que entren a ser parte, otorgados o instituidos a este respecto, o relacionados directa o indirectamente con el mismo, se redacten en inglés. Para su comodidad, el acuerdo de adjudicación y otros documentos han sido traducidos al español. Si el significado de la versión traducida de cualquier documento o texto no fuera el mismo que el de la versión inglesa, prevalecerá el significado de la versión inglesa.

NEW ZEALAND
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Securities Law Notice.
WARNING

This is an offer of Options which, upon vesting, exercise and settlement in accordance with its terms, will be converted into Shares. Shares give you a stake in the ownership of Constellation Brands. You may receive a return if dividends are paid.

If Constellation Brands runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preference shares have been paid. You may lose some or all of your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors make informed decisions.

The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

The Shares are quoted on the New York Stock Exchange. This means that if you acquire Shares under the Plan, you may be able to sell them on the New York Stock Exchange if there are interested buyers. You may get less than you invested. The price will depend on the demand for the Shares.

You are entitled to receive, free of charge, a copy of Constellation Brands’ latest annual report, financial statements and auditor’s report if you make a request to Kathy Oliver at Constellation Brands New Zealand’s headquarters, 6/46 Maki Street, Westgate, Auckland 0814. The annual report and financial statements may be obtained from Constellation Brands’ website at www.cbrands.com.

Options Class 1

SWITZERLAND
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Securities Law Information. The Options are not intended to be publicly offered in or from Switzerland. Neither this document nor any other materials relating to the Plan (i) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations (ii) may be publicly distributed nor otherwise made publicly available in Switzerland or (iii) have been or will be filed with, approved or supervised by any Swiss regulatory authority, including the Swiss Financial Market Authority (FINMA).

Options Class 1